REPORT ON SCHEDULE
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The Board of Directors
Duck Head Apparel Company, Inc.

Under date of August 4, 2000, we reported on the consolidated balance sheets of Duck Head Apparel Company, Inc. as of July 1, 2000 and July 3, 1999, and the related consolidated statements of operations, stockholders' equity/divisional deficit, and cash flows for each of the years in the three-year period ended July 1, 2000, as contained in the 2000 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended July 1, 2000, as listed on in Item 14(d) of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                           /s/ KPMG LLP
                                                           --------------------
Atlanta, Georgia                                           KPMG LLP
August 4, 2000